Q Lotus Holdings, Inc. A Private Equity Holding Company	500 N Dearborn St, Suite 605 Chicago, IL 60654 (312) 379-1800

 August 24, 2011
Southshore Real Estate Development, LLC
Four Executive Boulevard – Suite 200
Suffern, NY  10901
Attention: Josh Goldstein

Re:  6th Amendment to Promissory Note

Dear Josh:

In accordance with our discussions, Q Lotus Holdings, Inc. and Southshore Real Estate Development, LLC hereby agree to further amend the Promissory Note dated February 23, 2011 (as amended, supplemented or otherwise modified from time to time) between Q Lotus Holdings, Inc. and Southshore Real Estate Development, LLC in the amount of two hundred thousand dollars ($200,000) such that, notwithstanding anything contained in the Promissory Note to the contrary:

1.
Q Lotus Holdings, Inc. (“Obligor’) hereby promises to pay to the order of Southshore Real Estate Development, LLC (“Payee’) the principal sum of Five Hundred Forty Four Thousand Dollars ($544,000); and

2.	The Maturity Date is hereby extended to September 7, 2011.

Please acknowledge your acceptance of the above change by executing this amendment below.

Q Lotus Holdings, Inc.

By:	/S/ Gary Rosenberg
Gary Rosenberg
Its:	CEO

Understood and Agreed to this _24_ day of August, 2011.

Southshore Real Estate Development, LLC

By:	/S/ Josh Goldstein
Josh Goldstein
Its:	General Partner